Exhibit 10.1
Note Modification Agreement

This agreement is dated as of June 19, 2014 (the "Agreement Date"), by and between The Leather Factory, L.P. (the "Borrower") and JPMorgan Chase Bank, N.A. (together with its successors and assigns, the "Bank"). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the "Effective Date").

WHEREAS, the Borrower executed a Line of Credit Note dated as of June 21, 2012 in the original principal amount of Four Million and 00/100 Dollars ($4,000,000.00), (as same may have been amended or modified from time to time, the "Note") as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.	ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2.	DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.

3.	MODIFICATION OF NOTE.

3.1 From and after the Effective Date, the provision in the Note captioned “Promise to Pay” is hereby amended and restated to read as follows:

Promise to Pay. On or before June 30, 2015, for value received, The Leather Factory, L.P. (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 420 Throckmorton, Suite 400, Fort Worth, TX 76102 (the "Bank") or order, in lawful money of the United States of America, the sum of Six Million and 00/100 Dollars ($6,000,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days unless that calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a 365 or 366 day year, as the case may be at the "Adjusted LIBOR Rate" (the "Note Rate") and at the rate of 3.00% Per Annum above the Note Rate, at the Bank's option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank.

3.2 Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the "Related Documents" shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.

3.3 Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by this agreement.

4.
RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5.
BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full:

5.1 No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document.

5.2 No event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower.

5.3 The Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities.

5.4 The Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5.5 The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.

6.	BORROWER COVENANTS. The Borrower covenants with the Bank:

6.1 The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a "Bank Party") from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement ("Claims"); provided, however, that the foregoing RELEASE SHALL INCLUDE ALL CLAIMS ARISING OUT OF THE NEGLIGENCE OF ANY BANK PARTY, but not the gross negligence or willful misconduct of any Bank Party.

6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:

6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

7.
EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower has executed and delivered this agreement together with all other related documents requested by the Bank, and the Borrower has fully satisfied all other conditions precedent, as determined by the Bank in its sole discretion.

8.
STATEMENTS. The Bank may from time to time provide the Borrower with account statements or invoices with respect to any of the Liabilities ("Statements"). The Bank is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Liabilities. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Bank of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Bank’s right to receive payment in full at another time.

9.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

10.
GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower's rights under this agreement or any interest therein, without the prior written consent of the Bank.

11.
COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

12.
NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.

13.	TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

THIS AGREMENT AND THE OTHER RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.
THERE ARE NOT UNWRITTEN ORAL AGREEMENT SBETWEEN THE PARTIES.

Borrower:
Address:  1900 Southeast Loop 820                                                 The Leather Factory, L.P.
Fort Worth, TX  76140
By:  The Leather Factory, Inc., General Partner
By:  /s/ Shannon L. Greene
Shannon L. Greene, CFO
Date signed:  06/23/2014

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:
JPMorgan Chase Bank, N.A.

By:  /s/ David E. Williams
David E. Williams, SVP
Date signed:  06/23/2014